                                                                     Exhibit 8.1

                           Jones, Day Reavis & Pogue
                               599 Lexington Ave
                                   32nd Floor
                            New York, New York 10022




                                                  March 1, 1999
Argo-Tech Corporation
23555 Euclid Avenue
Cleveland, Ohio  44117-1795

     Re: Argo-Tech Corporation 85/8% Senior Subordinated Notes Due 2007
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Ladies and Gentlemen:

     We have acted as special tax counsel to Argo-Tech Corporation (the "Company") in connection with the Company's offer to exchange (the "Exchange Offer") up to US $55,000,000 aggregate principal amount at maturity of its 85/8% Senior Subordinated Notes Due 2007 (the "New Notes") for up to US $55,000,000 aggregate principal amount of the Company's issued and outstanding 85/8% Senior Subordinated Notes Due 2007 (the "Old Notes"), and in connection with the preparation of the prospectus (the "Prospectus") contained in the registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission by the Company. Unless otherwise defined herein, terms defined in the Prospectus are used herein as defined therein.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate documents or instruments of the Company that we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. We have relied on representations contained in such documents or instruments or otherwise made to us orally or in writing by representatives of the Company with respect to the Exchange Offer. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as photostatic copies.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we hereby confirm our opinion set forth in the Prospectus under the heading "Certain United States Federal Tax Considerations."

     We do not express any opinion herein concerning any law other than the Federal law of the United States.

     We hereby consent to the use of our name under the caption "Certain United States Federal Tax Considerations" in the Prospectus forming part of the Registration Statement and to the filing, as an exhibit to the Registration Statement, of this opinion.

                                        Very truly yours,

                                        /s/ Jones, Day, Reavis & Pogue